Commission File No. 0-21441

                    SCHEDULE  14A  INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential for use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                    MEDISYS TECHNOLOGIES, INC.
         (Name of Registrant as Specified in its Charter)

                    MEDISYS TECHNOLOGIES, INC.
             (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act
     Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction
          applies:   n/a
     (2)  Aggregate number of securities to which transaction
          applies:   n/a
     (3)  Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11:   n/a.
     (4)  Proposed maximum aggregate value of transaction:   n/a
     (5)  Total fee paid:  -0-

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date filed:

                    MEDISYS TECHNOLOGIES, INC.

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD MAY 12, 1999



To our Stockholders:

     NOTICE is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Medisys Technologies, Inc., a Utah corporation (the "Company"), will be held on Wednesday, May 12, 1999, at 2:30 p.m. local time, at the Holiday Inn-East located at 10455 Rieger Rd. (I-10 East Siegen Ln), Baton Rouge, Louisiana, for the following purposes.

       1. To elect 9 directors to serve for the ensuing year or until their successors are duly elected and qualified;
       2. To ratify the appointment of Jones, Jensen & Company, as independent auditors for the Company for the fiscal year ending December 31, 1999; and
       3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

     Only stockholders of record at the close of business on April 21, 1999 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the Meeting in person. To assure your representation at the Meeting and whether or not you plan to attend in person, you are urged to mark, sign, date and return the enclosed proxy card at your earliest convenience. Any stockholder attending the Meeting may revoke their proxy and vote their shares in person.

                              By Order of the Board of Directors,




                              William David Kiesel, Secretary
Baton Rouge, Louisiana
April 30, 1999

                   MEDISYS TECHNOLOGIES, INC.
                        144 Napoleon St.
                     Baton Rouge, LA 70802

                        PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") of Medisys Technologies, Inc. (the "Company") to be held on Wednesday, May 12, 1999 at 2:30 p.m. local time at the Holiday Day Inn East located at 10455 Rieger Rd, Baton Rouge, Louisiana, and at any and all adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder anytime before it is voted. For more information concerning the procedure for revoking the proxy see "General". This Proxy Statement is first being mailed to stockholders on or about May 1, 1999, accompanied by the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998.

     Only stockholders of record at the close of business on April 21, 1999 are entitled to notice of and to vote at the Meeting. At the record date, there were 34,386,025 shares of the Company's Common Stock (the "Common Stock") outstanding and each share is entitled to one vote at the Meeting.

     Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated on thereon. If no instructions are marked with respect to the matters to be acted upon, each such proxy will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

                 ITEM 1.  ELECTION OF DIRECTORS

     Pursuant to the provisions of the Company's Articles of Incorporation and By-Laws, directors are to be elected annually.
Presently, the number of directors in office is nine.

     At the Meeting, nine directors will be nominated to be elected to the Board of Directors, each director to hold office for one year or until their successors are elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted FOR the election of the seven nominees named below, all of which are currently directors of the Company. In the event any of the nominees named herein are unable or decline to serve as a director at the time of the Meeting, it is intended that the proxies will be voted for the election of a substitute nominee as the proxy holder may determine. The Board of Directors has no reason to believe that any nominee listed below will be unable or will decline to serve as a director. A majority of the votes cast is required to approve the election of each director.

     The following persons, all of which are incumbent directors are being nominated for election to the Company's Board of
Directors:

         Nominee for Election to the Office of Director at the 1999 Annual Meeting

                                   Director
     Nominee              Age        Since             Position
Edward P. Sutherland       52         1992     Chairman and Chief Executive
                                               Officer
Gary E. Alexander          54         1992     V.P., Chief Technology
                                               Officer, Treasurer and
                                               Director
Kerry M. Frey              53         1994     President, Chief Operating
                                               Officer and Director
William D. Kiesel          54         1992     Corporate Secretary and
                                               Director
Dr. Timothy Andrus         49         1996     Director
Brett Phillips             38         1998     Director
Dr. Robert L. diBenedetto  71         1992     Director
Carl Anderson              58         1998     Director
Bill Morris                51         1998     Director

         BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES

  EDWARD P. SUTHERLAND is the Chairman/CEO and a co-founder of the Company. Mr. Sutherland received a Bachelor of Arts Degree from Louisiana State University in 1968, and a Juris Doctor Degree from Louisiana State University in 1974. He was in private law practice from 1974 until he co-founded the Company in 1992. Mr. Sutherland has over 25 years of business, professional and personnel management expertise in the private and public sector including over five years of experience in forming, developing and managing a start-up company in the medical R&D industry. His background includes strategic planning, financing, administration, policy formulation and execution, personnel education, general office management, bookkeeping, taxation, and interface with governmental agencies including the Food and Drug Administration
(FDA) and the Securities and Exchange Commission (SEC). While practicing as an attorney, Mr. Sutherland also developed a comprehensive background in hospital and medical practice, and product liability litigation.

  GARY E. ALEXANDER is the Vice President, Chief Technology Officer, Treasurer and co-founder of the Company. He is the principle inventor of SOFCEPS. and most of the Company's other products and is in charge of product research. Mr. Alexander received his Juris Doctor Degree in law from Louisiana State University in 1976 and was engaged in private law practice from 1976-1991, specializing in medical liability matters with emphasis on obstetrics. In 1989, Mr. Alexander conceived the SOFCEPS product and in 1990 began full time development of the product. He has spent the last eight years devoting himself to invention, research, and developing of products for ultimate commercialization. His broad based career successes began early in 1967 being named the number one Junior Salesman in the United States for AM Corporation, a source data collection and conversion company. Mr. Alexander has owned and operated several businesses in building, general contracting, and construction equipment sales, where he managed up to 75 employees and sub-contractors and managed the materials flow accounting, invoicing, accounts payable and receivable, and exclusive service contracts with major appliance manufacturers. In connection with those businesses, he acquired the special skills and expertise in engineering principles, design, drawings, welding, carpentry, materials evaluation, electrical and mechanical sciences which have led to his inventing successes. His background in law resulted in multiple areas of business expertise including the management of accounts in the real-estate sector, and he has advised several manufacturing clients on both domestic and international businesses contracts, research and development, operations, sales and mergers. He has also served as advisor and counsel for several financial institutions and has interfaced with several governmental agencies including FDA and SEC and has represented the Small Business Administration (SBA).

  KERRY M. FREY, President and Chief Operating Officer has over
22 years of experience in the health care industry. Mr. Frey became an Officer and a Director of the Company in November 1994. Mr. Frey received a Bachelor of Arts Degree from Southeastern Louisiana University in 1969. His background includes marketing and sales, as well as general management. Mr. Frey was associated with Johnson and Johnson Hospital Services for ten years in the development of multi-company corporate marketing programs and services. He served as Vice President of Marketing as well as VP of Sales. Mr. Frey has coordinated strategic assessment of the dynamic healthcare market, including managed care, integrated provider systems and healthcare reform. He led the development of corporate value added marketing programs for multi-hospital groups, large regional hospital systems, surgical supply distributors and service marketing programs for Johnson & Johnson in the professional healthcare marketplace. Previous consulting assignments have included integrated healthcare systems such as the General Health System and the Florida Hospital; futuristic health delivery planning with Walt Disney Development Company. He also consulted for Qualitycare, Inc., a medical distributor company, and has served on the boards of a medical software company and a start-up minority distributor.

  WILLIAM DAVID KIESEL is a Director and a co-founder of the Company. During the past 25 years he has been actively engaged in advising numerous start-up businesses. During that period he has supported more that 100 start-up companies in all aspects of their businesses, including structuring of R&D programs, financial planning, management, as well as, marketing and sales of their new products. These companies have varied in size and encompass organizations offering a wide spectrum of products, including medical devices and pharmaceutical products. In addition to his current position with Medisys, he serves as the business manager of his own 25 person patent law firm. He has also provided to his clients fair market and liquidation's evaluations of patents, trademarks, and other intellectual property. Mr. Kiesel received from Louisiana State University a B.S. Degree in Mathematics in 1966, a M.S. Degree in Nuclear Engineering in 1970, and a Juris Doctor Degree in law in 1970. Mr. Kiesel has been a registered patent attorney and engaged in the private practice of law since 1971 specializing in patent law and related legal areas. Mr. Kiesel has served as Adjunct Professor at the Louisiana State University Law School teaching courses in Patent Law.

  DR. TIMOTHY ANDRUS became a Director of the Company in November, 1996. He received his Doctorate of Medicine from the Louisiana State University Medical School in New Orleans in 1975 and completed his residency in Obstetrics and Gynecology there in 1979. He is Board Certified in Obstetrics and Gynecology and has been in private practice for 16 years in Baton Rouge, La. Dr. Andrus served as Associate Medical Director of Gulf South Health Plans HMO for five years. He was Chief of Staff of Woman's Hospital in Baton Rouge in 1991, and currently serves on the Board of Directors of Woman's Hospital, the largest freestanding women's specialty hospital in the United States. Dr. Andrus received an MBA from Louisiana State University in Baton Rouge.

  DR. ROBERT L. diBENEDETTO is a Director and co-founder of the Company, received his Doctorate of Medicine in 1952 from the Louisiana State University Medical School and served his internship at Mercy Hospital from 1952 to 1953, and his residency in Obstetrics and Gynecology at Charity Hospital, New Orleans, Louisiana from 1956 to 1959. Dr. diBenedetto has been engaged in the private practice of Obstetrics and Gynecology from 1959 to the present and has recently received recognition as one of the top fifty physicians in the United States. His hospital affiliations include Woman's Hospital Foundation, Baton Rouge, Louisiana where he has served as Chairman of the Board of Directors from 1984 to 1990, and he is also affiliated with Our Lady of the Lake Hospital, Baton Rouge General Hospital and Earl K. Long Hospital. Dr. diBenedetto is also currently President and CEO of the Louisiana Medical Insurance Company, a major provider of medical malpractice insurance. He also serves on the following committees: Chairman, Dialogue with Congress; Area-wide Health Planning; Liaison with Organized Specialties; Chairman, Maternal & Child Health; Member, Committee on Professional Liability of American College of
Obstetrics and Gynecology;   Member, Committee on Ethics of
American College of Obstetrics and Gynecology; Past Chairman, Louisiana Delegation to American Medical Association. His professional organizations include: Chairman & Legislative Liaison, Louisiana Section of the American College of Obstetricians and Gynecologists; Past Chairman, Louisiana Delegation to the American Medical Association; South Central OB/GYN Society; clinical Associate Professor of OB/GYN, L.S.U. School of Medicine - New Orleans, Louisiana; American Fertility Society; Treasurer, Louisiana Medical Political Action Committee.

  MR. BRETT PHILLIPS, VICE PRESIDENT AND PRESIDENT OF PHILLIPS DIVISION. Mr. Brett Phillips co-founded Phillips Pharmatech Labs, Inc. with Dr. William Morris and Mr. Carl Anderson in 1994 and serves a Chief Executive Officer and President. In this roll, he is instrumental in developing strategic direction and implementing manufacturing protocols. Mr. Phillips has specific expertise in contract manufacturing of over-the-counter pharmaceuticals that create efficiencies leading to lower cost, higher revenue and improved customer satisfaction. With Mr. Phillips leadership and direction Phillips has grown from a $54,000 investment into a company generating $2.8 million in 1998.

  Prior to founding Phillips Pharmatech Labs, Inc., Mr. Phillips managed Energy Factors a company that manufactures, distributes, and markets pharmaceuticals under private label brands since 1986. While at Energy Factors Mr. Phillips was responsible for generating annual sales in excess of $8.5 million.

  Mr. Phillips earned degrees in History and Business Administration from the University of Tampa in 1984. In addition to his company duties Mr. Phillips is a member of the National Nutrition and Foods Association (NNFA), has acted as a consultant to various firms in the pharmaceutical and nutritional markets, and has testified as an expert witness for the Food and Drug Administration.

  DR. WILLIAM H. MORRIS, PHARMACEUTICAL ADVISOR AND DIRECTOR.
Dr. Morris co-founded Phillips Pharmatec Labs, Inc. along with Mr. Phillips and Mr. Anderson in 1994 and will serve as a Pharmaceutical Advisor and Director. In this capacity, he is responsible for developing, and marketing new nutritional supplements to be manufactured by the Company. In addition, he has been instrumental in developing both strategic business planing and innovative marketing strategies for Phillips.

  Preceding his involvement with the Company, Dr. Morris was a pharmacist and supervisor before opening his own pharmacy in 1976. This successful business was sold to a leading national drug store chain in 1989. In addition to managing his drug store, Dr. Morris became involved with the nutritional supplement, cosmetic, dermatological and over-the-counter drug industry. At this time Dr. Morris founded National Dietary Research in 1983 to research nutritional alternatives to health problems. Dr, Morris has conducted extensive research in this field and developed numerous nutritional supplements which are in the market today.

  Dr. Morris earned a degree in Pharmacy with honors from Mercer University in 1971. Subsequently, he studied Pharmacology and Metabolism at the University of Georgia graduate school. In addition to his Company duties Dr. Morris serves as a director on numerous corporate boards and has been a member of the National Community Pharmacist Association, Council for Responsible Nutrition, and the Grocery Manufacturer's of America.

  CARL ANDERSON, DIRECTOR.  Mr. Anderson co-founded Phillips
Pharmatec along with Mr. Phillips and Dr. Morris in 1994 and will serve as a Director. In this capacity he carries out the duties and responsibilities associated with a Directors position.
Additionally, Mr. Anderson will exploit past experiences in developing effective direct sales, wholesale distribution, pharmaceutical manufacturing, and other entrepreneurial activities.

  Prior to his involvement with Phillips, Mr. Anderson was employed for several years by U.S. Phosphoric Products Corporation where he was Plant Service Laboratory supervisor. In this capacity, he was responsible for the planning and activities of a number of chemists and other personnel. Mr. Anderson resigned his position in 1968 and has subsequently been active in various business ventures including retail and wholesale distribution and manufacture of pharmaceuticals and nutritional supplements. Mr. Anderson earned a degree in Chemistry from North Carolina State University.

The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

  INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

  All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Directors are reimbursed for reasonable travel expenses incurred related to attending meetings. Until such time as it becomes economically feasible, directors will not be paid any cash compensation for serving on the Board. Each member of the Board of Directors is compensated as follows. Directors each receive $1,000 in stock per meeting attended in person. The Chairman of the Board receives $1,000 in stock per month and $1,800 in stock per meeting. The Secretary receives $600 in stock per month and $1,400 in stock per meeting. The committee chair person is paid an additional $300 in stock and committee members receive $200 in stock per meeting. Issuance of the shares is based on the closing bid price of the Company's shares on the last day of the month
following the meeting.   Out of town Directors are reimbursed for
reasonable travel expenses. The Executive Committee of the Board of Directors, to the extent permitted under Utah law, exercises all of the power and authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors. Each executive officer of the Company serves at the discretion of the Board of Directors.

  During the Company's last fiscal year ending December 31, 1998, there were 13 meetings of the Board of Directors. Attendance at the meetings averaged 84 % in 1998, and each member of the Board of Directors attended 84% or more of the aggregate number of meetings of the Board of Directors and any Committee of which he is a member.

  The Board of Directors, acting as a committee of the whole, has the responsibility for considering nominations for prospective Board members. The Board of Directors will consider nominees recommended by stockholders who submit a notice of nomination to the Company at least 60 days but not more than 90 days prior to the first anniversary of the preceding year's Annual Meeting. Such notice shall contain appropriate data with respect to the suggested candidate in order to make an informed decision as to the qualifications of the person.



                     Executive compensation

  The following table sets forth all cash compensation actually paid (and not deferred) by the Company for services rendered to the Company for the years ended December 31, 1996, 1997, and 1998 to the Company's Chief Executive Officer, Chief Technology Officer, and Chief Operating Officer.

                    Summary Compensation Table

                                                          Other
Name and                                                  Annual     All Other
Principal                  Year     Salary      Bonus  Compensation Compensation
Position

Edward P.                  1996     150,000      -0-       -0-      33,315
Sutherland,                1997      56,621      -0-       -0-      17,930
Chairman and CEO           1998       -0-        -0-       -0-       -0-

Gary Alexander,            1996     108,000      -0-       -0-      34,257
Vice President and         1997      43,771      -0-       -0-      17,865
Chief Technology Officer   1998       -0-        -0-       -0-       -0-

Kerry M. Frey,             1996     144,000      -0-       -0-      45,553
President and Chief        1997      52,750      -0-       -0-      19,644
Opeating Officer           1998       -0-        -0-       -0-       -0-

     (1) 1997 Other Compensation includes amounts paid in 1997 that relate to deferred salary accruals from prior years as follows: $17,930 for Mr. Sutherland; $17,865 for Mr.
     Alexander;  and $19,644 for Mr. Frey.

Employment Agreements

     The Company entered into employment agreements with Edward P. Sutherland and Kerry Frey respectively which have expired. The Company is currently negotiating employment agreements with Edward
P. Sutherland, Kerry M. Frey, and Phillips Pharmatec is negotiating with Brett Phillips.

     No salaries, wages or bonuses have been paid to any of the officers since April 1997. The officers have voluntarily deferred their salaries and bonuses on a month to month basis. In addition, the officers subscribed to the Company's private placement debenture and paid in to the Company a combined total of $110,000.

Related Transactions

     The law firm of Roy, Kiesel & Tucker has been used for patent work. William David Kiesel is a partner of Roy, Kiesel & Tucker and is the Corporate Secretary and a Director of the Company. Mr. Kiesel does not bill the Company for his time. However, other attorneys at his firm do bill the Company for their time and the Company does reimburse Roy, Kiesel & Tucker for expenses incurred on the behalf of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Each of the Company's officers and directors is required to file a Form 5, Annual Statement of Changes in Beneficial Ownership, on or before the 45th day after the end of the fiscal year. These reports were filed on a timely basis with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, to the best knowledge of the Company, as of December 31, 1998, with respect to each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, each director and all directors and officers as a group.

Name and Address of      Number of Shares    Percentage     Number of    Average
 Beneficial Owner       Beneficially Owned  Ownership(1) Warrants Owned Exercise
                                                                          Price
Gary E. Alexander *         1,488,635(2)         4%         205,800      $1.61
144 Napoleon Street
Baton Rouge, LA 70802

Carl Anderson *             6,000,412(3)        17%       1,319,793       1.94
19235 US Hwy 41 N.
Lutz, FL 33549

Brett Phillips *            6,757,557(4)        19%       1,556,842       1.94
8767 115th Avenue N.
Largo, FL 33773

Robert L. diBenedetto *       961,480(5)         3%         407,000       2.64
781 Colonial Drive
Baton Rouge, La 70806

William David Kiesel *      1,669,108(6)         5%         655,166       2.42
2355 Drusilla Lane
Baton Rouge, LA 70809

Edward P. Sutherland *      1,838,211(7)         5%         243,000       1.58
144 Napoleon Street
Baton Rouge, LA 70802

Kerry Frey *                1,650,559(8)         5%          87,400       1.79
144 Napoleon Street
Baton Rouge, LA 70802

Marilyn Morris              6,757,557(9)        19%       1,556,842       1.94
2804 Smitter Road
Tampa, FL 33618

Timothy Andrus *             179,411(10)      .005%          44,982       1.14
144 Napoleon Street
Baton Rouge, LA 70802

Directors and officers
as a group (9 persons)    27,302,930(11)        77%       6,076,825       2.49


*      Director
** Unless otherwise indicated in the footnotes below, the Company has been advised that each person above has sole voting power over the shares indicated above.

(1) As of December 31, 1998, there were 34,009,757 shares of common stock outstanding, which figure does not take into consideration stock purchase warrants owned by certain officers, directors and shareholders, entitling the holders to purchase an aggregate of 9,794,,972 shares of common stock and which are currently exercisable. Therefore, for purposes of the table above, as of the date hereof, 43,804,729 shares of common stock are deemed to be issued and outstanding in accordance with Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of December 31, 1998 and assumes the exercise of stock purchase warrants held by such person (but not by anyone else) exercisable within sixty days.
(2) Includes 205,800 shares which may be acquired by Mr. Alexander pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of
                             $1.61 per share.
(3) Includes 1,319,793 shares which may be acquired by Mr. Anderson pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.94 per share.
(4) Includes 1,556,842 shares which may be acquired by Mr. Phillips pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.94 per share.
(5) Includes 407,000 shares which may be acquired by Dr. diBenedetto pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $2.64 per share.
(6) Includes 655,166 shares which may be acquired by Mr. Kiesel pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $2.42 per share, of which 300,000 warrants are held in the name of Roy, Kiesel & Tucker and 10,000 warrants are held in the name of Nu Vue Corp.
(7) Includes 349,600 shares held in the name of Diana B. Sutherland, wife of Edward P. Sutherland and 243,000 shares which may be acquired by Mr. Sutherland pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.58 per share.
(8) Includes 87,400 shares which may be acquired by Mr. Frey pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.79 per share.
(9) Ms. Morris is the wife of Bill Morris, a director of the Company. Includes 1,556,842 shares which may be acquired by Ms. Morris pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.94 per share. The Company has been advised that Ms. Morris has sole voting power over the shares indicated above and control over the warrants.
(10) Includes 44,982 shares which may be acquired by Dr. Andrus pursuant to the exercise of stock purchase warrants exercisable within sixty days at the average exercise price of $1.14 per share.
(11) Includes 6,076,825 shares which may be acquired by the Company's officers and directors pursuant to the exercise of stock purchase warrants exercisable within sixty days at exercise prices ranging from $.06875 to $4.25 per share.

ITEM 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Subject to ratification by the stockholders at the Meeting, the Board of Directors has appointed Jones, Jensen & Company ("JJ&C") as independent auditors for the fiscal year ending December 31, 1999 and until their successors are selected. JJ&C has served as auditors of the consolidated financial statements of the Company since the fiscal year ended December 31, 1992. A representative of JJ&C will not be present at the Meeting.

  The affirmative vote of a majority of the votes cast is required to approve the appointment of Jones, Jensen & Company as independent public accountants.

  The Board of Directors recommends that the stockholders vote
FOR ratification of the selection of Jones, Jensen & Company, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ended December 31, 1999.

                         OTHER MATTERS

  The Board of Directors is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the person named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                 ANNUAL REPORTS TO STOCKHOLDERS

  The Company's Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 1998, is being delivered to shareholders together with this proxy statement.

                     STOCKHOLDERS PROPOSAL

  It is anticipated that the Company's fiscal 2000 Annual
Meeting of Stockholders will be held on or about May 10, 2000.
Stockholders who intend to present proposals at such Annual Meeting must submit their proposals to the Secretary of the Company on or before January 5, 2000.





                            GENERAL

  The costs of soliciting proxies will be paid by the Company.
In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the Company (who will not be compensated separately for their services) by mail, telephone, telegraph, cable or personal discussion. The Company will also request banks, brokers, and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The Company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company's Common Stock.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute revocation of a proxy unless the stockholder votes their shares of Common Stock in person at the Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, William D. Kiesel, at Medisys Technologies, Inc., 144 Napoleon Street, Baton Rouge, Louisiana 70802.

  All shares represented at the Meeting by a proxy will be voted in accordance with the instructions specified in that proxy. Proxies received and marked "Abstain" as to any particular proposal, will be counted in determining a quorum, however, such proxies will not be counted for the vote on that particular proposal. A majority of the shares represented at the meeting is required to ratify any proposal presented. If no instructions are marked with respect to the matters to be acted upon, each proxy will be voted FOR the matter to be voted upon.

  Please complete, date, sign and return the accompanying proxy promptly.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WE URGE
YOU TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY, NO
MATTER HOW LARGE OR SMALL YOUR HOLDING MAY BE.

                     FINANCIAL INFORMATION

  A copy of the Company's Annual Report on Form 10-KSB, including any financial statements and schedules and exhibits thereto, is attached as part of this Proxy Statement.

                                By Order of the Board of Directors



                                William D. Kiesel
                                Secretary

Baton Rouge, Louisiana
April 30, 1999





                   MEDISYS TECHNOLOGIES, INC.
       144 Napoleon Street, Baton Rouge, Louisiana  70802


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             PROXY

     The undersigned hereby constitutes and appoints Edward P. Sutherland, Chairman/CEO of Medisys Technologies, Inc., with power of substitution, the proxies of the undersigned to attend the annual meeting of the shareholders of Medisys Technologies, Inc. on May 12, 1999, and any adjournment thereof, and to vote the stock of the corporation standing in the name of the undersigned.

1.   To elect nine directors:

     FOR (    )                    WITHHOLD AUTHORITY (     )
     all nominees listed below     to vote for all nominees listed below
     (except as marked to the
     contrary below)

     Instructions:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

     Gary Alexander              Edward P. Sutherland
     Dr. Tim Andrus              Carl Anderson
     Dr. Robert L. diBenedetto   Bill Morris
     Kerry M. Frey               Brett Phillips
     William D. Kiesel

2.   Proposal to Ratify the appointment of Jones, Jensen, &
     Company as the independent auditors for Medisys
     Technologies, Inc. for the fiscal year ending December 31,
     1999.
     [    ] FOR               [    ] AGAINST           [    ] ABSTAIN

3.   On any and all other matters that may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR
     PROPOSALS 1 AND 2.

     ______________________________          ______________________________
     Print Name                              Signature of Stockholder

     ______________________________          ______________________________
     Number of Shares                        Signature if Held Jointly

                                             ______________________________
                                             Date

     Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.